Exhibit 99.1

December 2, 2014

Board of Directors

Reynolds American Inc.

401 N. Main Street

Winston-Salem, NC 27101

Attention: McDara P. Folan, III, Secretary

Dear Dara:

I hereby submit my resignation as Chief Financial Officer of Reynolds American Inc. (“RAI”), effective upon the close of business on February 28, 2015. In addition, I am planning to retire as an employee of RAI later in 2015.

Sincerely,

Thomas R. Adams